UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 25, 2018

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[ ]	Emerging growth Company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment of Executive Employment Agreements
On January 25, 2018, HomeStreet, Inc. ("HomeStreet" or the "Company") and its wholly owned subsidiary HomeStreet Bank entered into new Executive Employment Agreements with certain of the Company's executive officers, including agreements with the Company's Chief Executive Officer and its Executive Vice President, Commercial Real Estate Lending Director and Commercial Capital President, both of whom are named executive officers of the Company. These agreements replaced existing employment agreements entered into in March 2015 that had an initial three-year term and were considered to be renewals in the ordinary course of business.
Agreement with Mark Mason
On January 25, 2018, HomeStreet and HomeStreet Bank entered into a new Executive Employment Agreement (the "2018 Mason Employment Agreement") with Chief Executive Officer Mark Mason. The 2018 Mason Employment Agreement was effective January 25, 2018, and will supersede Mr. Mason's current employment agreement with HomeStreet and HomeStreet Bank.

The 2018 Mason Employment Agreement extends through January 24, 2021, unless sooner terminated, and thereafter automatically renews for successive one year terms unless either party provides notice of an intent not to renew within 180 days prior to the end of the then current term. Under the 2018 Mason Employment Agreement, Mr. Mason’s base salary will be no less than $700,000, and he will be eligible for an annual performance-based incentive bonus with a target award equal to 75% of his annual salary; provided, however, that the Board or its compensation committee may set a lower or higher amount for such bonus pursuant to performance and peer group data provided by the Company's compensation consultant. Mr. Mason is also eligible to participate in HomeStreet’s standard benefits programs and may be awarded additional equity-based compensation. In the event that his employment is terminated following a Change in Control (as defined in the agreement) by HomeStreet (or its successor) without Cause (as defined in the agreement) or by Mr. Mason for Good Reason (as defined in the agreement), the 2018 Mason Employment Agreement provides severance benefits equal to two-and-one-half times Mr. Mason’s then-current salary plus two-and-one-half times the greater of his then-current target performance incentive bonus or the performance incentive bonus he received in the previous year. In the event of an involuntary termination without Cause or a resignation for Good Reason unrelated to a Change in Control, HomeStreet would provide Mr. Mason severance benefits equal to two times Mr. Mason’s then-current salary plus two times the greater of his then-current target performance incentive bonus or the performance incentive bonus he received in the previous year. For any termination without Cause or for Good Reason as described above, HomeStreet would also pay the cost of COBRA continuation of health insurance for Mr. Mason and his dependents for eighteen months, and all unvested stock options and other equity grants would vest. To receive any of these severance and other benefits following termination of employment, Mr. Mason would be required to sign a comprehensive release. The 2018 Mason Employment Agreement includes restrictions on Mr. Mason during and after his employment with respect to competing against HomeStreet, soliciting its customers and employees and maintaining the confidentiality of its information.

In the event any payment or benefits to be provided to Mr. Mason under the 2018 Mason Employment Agreement would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”), as amended, Mr. Mason would be entitled to receive the greater of (a) the full amount of such payment or benefit, taking into account the amount that would actually be received by Mr. Mason after application of all taxes and the excise tax imposed by Section 4999 of the Code, or (b) an amount reduced to the minimum extent necessary to avoid such payment or benefit being a “parachute payment”. This provision is in keeping with the amendment made to Mr. Mason's prior employment agreement in March of 2017 to remove a prior tax gross up provision from that agreement and with HomeStreet's policy that no executive employment agreements contain a tax gross up provision. At this time, none of HomeStreet's employment agreements with executives include a tax gross up provision.

The foregoing description is qualified by reference to the 2018 Mason Employment Agreement, a copy of which will be filed by HomeStreet as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
Agreement with William Endresen
On January 25, 2018, HomeStreet and HomeStreet Bank also entered into a new Executive Employment Agreement (the "2018 Endresen Employment Agreement") with Executive Vice President, Commercial Real Estate Lending Director and Commercial Capital President William Endresen. The 2018 Endresen Employment Agreement was effective January 25, 2018, and supersedes Mr. Endresen's current employment agreement with HomeStreet and HomeStreet Bank.

The 2018 Endresen Employment Agreement extends through January 24, 2021, unless sooner terminated, and thereafter automatically renews for successive one year terms unless either party provides notice of an intent not to renew within 180 days prior to the end of the then current term. Under the 2018 Employment Agreement, Mr. Endresen's base salary will be no less than $315,000, and he will be eligible for annual performance-based incentive bonuses pursuant to the Company's incentive bonus compensation plans for executive officers in effect from time to time based on loan production volume, pre-tax, pre-incentive division income, credit quality and other targets that may be established from time to time by the Board or the compensation committee. Mr. Endresen is also eligible to participate in HomeStreet’s standard benefits programs and may be awarded additional equity-based compensation. In the event that his employment is terminated by HomeStreet (or its successor) without Cause (as defined in the agreement) or by Mr. Endresen for Good Reason (as defined in the agreement), regardless of whether or not such termination is in connection with a Change in Control (as defined in the agreement), the 2018 Endresen Employment Agreement provides severance benefits equal to one-and-one-half times Mr. Endresen's then-current salary plus an amount equal to the greater of his then-current target performance incentive bonus or the performance incentive bonus he received in the previous year. To receive any of these severance and other benefits following termination of employment, Mr. Endresen would be required to sign a comprehensive release. The 2018 Employment Agreement includes restrictions on Mr. Endresen during and after his employment with respect to competing against HomeStreet, soliciting its customers and employees and maintaining the confidentiality of its information.

In the event any payment or benefits to be provided to Mr. Endresen under the 2018 Endresen Employment Agreement would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”), as amended, Mr. Endresen would be entitled to receive the greater of (a) the full amount of such payment or benefit, taking into account the amount that would actually be received by Mr. Endresen after application of all taxes and the excise tax imposed by Section 4999 of the Code, or (b) an amount reduced to the minimum extent necessary to avoid such payment or benefit being a “parachute payment”. This provision is in keeping with HomeStreet's policy that no executive employment agreements contain a tax gross up provision. At this time, none of HomeStreet's employment agreements with executives include a tax gross up provision.

The foregoing description is qualified by reference to the 2018 Endresen Employment Agreement, a copy of which will be filed by HomeStreet as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2018.

HomeStreet, Inc.
By: /s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary